Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 16, 2025 by and between IonQ, Inc., a Delaware corporation (“Buyer”), and Oxford Science Enterprises plc (the “Holder Representative”), as the representative for and on behalf of the Holders under this Agreement who are being issued shares of Buyer Common Stock pursuant to the Purchase Agreement.

RECITALS

WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of June 7, 2025 (as the same may be amended from time to time, the “Purchase Agreement”), by and among Buyer, Oxford Ionics Limited, a private limited company incorporated in England and Wales (“Company”), the “Sellers” party thereto, and the Holder Representative, the Sellers have agreed to sell, and Buyer has agreed to purchase, all of the rights and interests attaching to the Shares (as defined in the Purchase Agreement), on the terms and subject to the conditions set forth therein (the “Purchase”).

WHEREAS, as a condition and inducement to the willingness of the Company and Sellers to consummate the Purchase and the other transactions contemplated by the Purchase Agreement, Buyer and the Holder Representative have agreed to enter into this Agreement.

WHEREAS, in order to induce the Company and Sellers to consummate the Purchase and the other transactions contemplated by the Purchase Agreement, Buyer is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and other agreements of each party contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. For all purposes of and under this Agreement, the following capitalized terms shall have the respective meanings below:

(a) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(b) “Form S-3” means a registration statement on Form S-3 promulgated by the SEC under the Securities Act, as such form is in effect on the date hereof, or any successor or replacement form of registration statement promulgated by the SEC under the Securities Act from and after the date hereof, in any such case which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Buyer with the SEC.

(c) “Holder” means a Seller to whom shares of Buyer Common Stock are issued pursuant to the Purchase Agreement or a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6 hereof.

(d) “Registrable Securities” means, for each Holder, (i) the shares of Buyer Common Stock issued to such Holder pursuant to the Purchase Agreement and (ii) any Buyer Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in clause (i) above, and for all Holders, the sum of the Registrable Securities held by them as a group; provided, however, that shares of Buyer Common Stock held by a particular Holder shall cease to be Registrable Securities (x) after such securities shall have been disposed of in accordance with the Registration Statement and with Section 2 hereof, or (y) at such time as such Holder is eligible to sell such securities under Rule 144 of the Securities Act, without any limitation as to volume or manner of sale.

(e) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(f) “SEC” means the United States Securities and Exchange Commission.

2. Registration of Offers and Sales of Registrable Securities.

(a) Subject to applicable Law, within fifteen (15) days after the Closing, Buyer shall file a shelf registration statement which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act (or a prospectus supplement to an existing effective shelf registration statement) on Form S-3 (or any similar provisions then in force) promulgated under the Securities Act (or if Form S-3 is not available for purposes of registering the resale of the shares of Buyer Common Stock to be issued pursuant to the Purchase Agreement, then on another appropriate form) (the “Registration Statement”) registering the resale of all Registrable Securities; provided that, Buyer’s obligation to include the Registrable Securities of any Holder in any such Registration Statement shall be expressly conditioned upon Buyer’s prior receipt of all information and materials regarding such Holder as specified in Section 7 and the taking of all action reasonably required to be taken by such Holder. In lieu of filing a Registration Statement, Buyer may, in accordance with Section 10 hereof, file one or more prospectus supplement(s) (covering the resale of all Registrable Securities) supplementing a prospectus contained in an effective registration statement which has already been filed by Buyer. The Holder Representative shall have a reasonable opportunity to review and comment on the Plan of Distribution set forth in the Registration Statement or such prospectus supplement prior to filing with the SEC, and Buyer shall consider any such comments in good faith.

(b) Notwithstanding Section 2(a) or Section 2(c): (i)(A) Buyer shall not be required to file the Registration Statement contemplated by Section 2(a) during any trading “blackout” period under Buyer’s securities trading policies, (B) Buyer shall not be required to file the Registration Statement contemplated by Section 2(a) if Buyer, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities pursuant to the Registration Statement would require public disclosure by Buyer of material nonpublic information that Buyer is not otherwise obligated to disclose or that is not reasonably available, and (C) Buyer shall not be deemed to have breached its obligations hereunder or under the Purchase Agreement if Buyer shall fail to fulfill its obligations under Section 2(a) at a time when sales of Buyer Common Stock have been suspended globally under Buyer’s then effective registration statements or during times when new registration statements are not permitted to be filed under SEC rules; provided, that if Buyer delays the filing of the Registration Statement pursuant to this Section 2(b), it shall use commercially reasonable efforts to file such Registration Statement as soon as reasonably practicable following the lapsing or expiration of the circumstances that led Buyer to delay such filing; and (ii) in the event that Buyer has not received the consent of its independent registered public accounting firm or other required consents from auditors to include such firm’s audit report in the Registration Statement, then Buyer shall not be required to file the Registration Statement contemplated by Section 2(a) until Buyer shall have received such consents; provided, that Buyer has used commercially reasonable efforts to obtain such consents.

(c) Buyer shall use its commercially reasonable efforts to: (i) to the extent that the Registration Statement is not automatically effective upon filing with the SEC, cause the Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof with the SEC (and shall request acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement or that any SEC comments have been resolved to the satisfaction of the SEC), (ii) following the effectiveness of the Registration Statement, keep the Registration Statement effective until the earlier to occur of (A) the date on which all Registrable Securities included in the Registration Statement have been sold, (B) such time as each Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale, or (C) the six-month anniversary of the Closing (or, solely to the extent current public information with respect to Buyer is not available during the period from the six-month anniversary to the one-year anniversary of the Closing, the one-year anniversary of the Closing); (iii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities included in the Registration Statement; (iv) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold by such Holder thereunder, but only while Buyer shall be required under the provisions hereof to cause the Registration Statement to remain effective; and (v) register or qualify the Registrable Securities covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request; provided, however, that Buyer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified or is not otherwise subject to a general consent for service of process); and (v) notify each Holder, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment thereto shall have become or been declared effective, or an amendment or supplement to any prospectus forming a part of the Registration Statement shall have been filed with the SEC. To the extent any shares of the Registrable Securities held by a Holder contain a restricted legend, in connection with any sale of shares of Registrable Securities pursuant to a Registration Statement or Rule 144, Buyer agrees to use its commercially reasonable efforts to cause a customary opinion of counsel to be delivered to the transfer agent with respect to the removal of such restricted legend, subject to delivery by the Holders of customary certificates reasonably requested by the Buyer or the transfer agent.

3. Suspension of Offers and Sales of Registrable Securities under the Registration Statement. At any time from and after the effective date of the Registration Statement, Buyer may restrict offers and sales or other dispositions of Registrable Securities under the Registration Statement, and a Holder will not be able to offer or sell or otherwise dispose of Registrable Securities thereunder, by delivering a written notice (a “Suspension Notice”) to all Holders of Registrable Securities (such delivery shall be made to such Holder’s address set forth on the signature page to the Purchase Agreement for each such Holder) stating that a delay in the offer and sale or other disposition of Registrable Securities is necessary because Buyer, in its reasonable good faith judgment, has determined that the offer and sale or other disposition of Registrable Securities would require public disclosure by Buyer of material nonpublic information that is not included in the Registration Statement; provided, however, Buyer may not suspend offers and sales or other dispositions of Registrable Securities pursuant to this Section 3 for more than sixty (60) days in the aggregate in any one year period. Promptly following the cessation or discontinuance of the facts and circumstances forming the basis for any Suspension Notice, Buyer shall use its commercially reasonable efforts to amend the Registration Statement and/or amend or supplement the related prospectus included therein to the extent necessary, and take all other actions reasonably necessary, to allow the offer and sale or other disposition of Registrable Securities to recommence as promptly as possible, and promptly notify all Holders of Registrable Securities in writing when such offers and sales or other dispositions of Registrable Securities under the Registration Statement may recommence. Upon receipt of a Suspension Notice, Holders shall immediately suspend their use of the Registration Statement and any prospectus included therein or forming a part thereof to offer and sell or otherwise dispose of Registrable Securities, and shall not offer or sell or otherwise dispose of Registrable Securities under the Registration Statement or any prospectus included therein or forming a part thereof until receipt of a notice from Buyer pursuant to the preceding sentence that offers and sales or other dispositions of Registrable Securities may recommence. Holders shall keep the fact that Buyer has delivered a Suspension Notice and any non-public information provided by Buyer in connection therewith confidential, shall not disclose or reveal the Suspension Notice or any such information to any person or entity and shall not use such information for securities trading or any other purpose. Buyer shall not be permitted to register under the Securities Act any equity securities of Buyer for its own account or held by other Persons during any such suspension period.

4. Fees and Expenses. All fees and expenses incident to Buyer’s performance of or compliance with its obligations under this Agreement, including all SEC fees, blue sky registration and filing fees, New York Stock Exchange notices and filing fees, printing fees and expenses, transfer agents’ and registrars’ fees and expenses, all fees and expenses of Buyer’s outside counsel and independent accountants, and the reasonable fees and disbursements of not more than one law firm acting as legal counsel for all of the Holders in the aggregate amount not to exceed $25,000, collectively, shall be paid by Buyer solely in connection with the Holders’ resale of the Registrable Securities under the Registration Statement or any prospectus included therein. Notwithstanding anything herein to the contrary, Buyer shall not be responsible for expenses of any Holder, including (i) underwriting discounts, (ii) selling commissions, (iii) fees, commissions and expenses of underwriters, brokers, dealer managers and similar securities industry professionals, (iv) stock transfer taxes applicable to the sale of Registrable Securities, and (v) fees and disbursements of financial advisors, accountants, and other professionals for any Holder, each of which shall be the responsibility of the Holders in proportion to the Registrable Securities owned by such Holders.

5. Indemnification.

(a) To the extent permitted by applicable Law, Buyer shall indemnify and hold harmless each Holder, and each of its directors, officers, partners, members and employees and other agents and representatives, and each person controlling such Holder within the meaning of Section 15 of the Securities Act (each, a “Seller Indemnified Party”), with respect to which registration of Registrable Securities has been effected pursuant to this Agreement, from and against all losses, damages, claims, liabilities, actions and expenses (including any of the foregoing incurred in settlement of any litigation) (collectively, “Claims”) insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to such registration pursuant to this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by Buyer of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to Buyer in connection with this Agreement, and Buyer shall reimburse each Seller Indemnified Party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided, however, that Buyer shall not be required to indemnify, hold harmless, or otherwise be liable to any Seller Indemnified Party, in each case, to the extent, but only to the extent, that any such Claim arises out of, or is based on, (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by or on behalf of any Seller Indemnified Party to Buyer specifically for use therein, or (ii) the failure of any Seller Indemnified Party to comply with its covenants and agreements hereunder.

(b) To the extent permitted by applicable Law, if Registrable Securities held by a Holder are registered, offered, sold or distributed pursuant to the Registration Statement, such Holder shall indemnify and hold harmless Buyer, each of its directors, officers, employees and other agents and representatives, and each person controlling Buyer within the meaning of Section 15 of the Securities Act (each a “Buyer Indemnified Party”) from and against all Claims arising out of, or based on, any untrue statement (or alleged untrue statement) of material fact in the Registration Statement, the prospectus forming a part thereof or included therein, and any amendment or supplement thereto, incident to any such registration pursuant to this Agreement, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to such Holder in connection with this Agreement, and such Holder shall reimburse each Buyer Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such lawsuit, claim or action relating thereto, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by such Holder to Buyer specifically for use therein; provided, however, that the total amount to be indemnified by any Holder shall be limited to the value of the Registrable Securities received by such Holder absent such Holder’s fraud, gross negligence, or willful misconduct.

(c) Each party entitled to indemnification under this Section 5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any lawsuit, claim or action as to which indemnity may be sought hereunder, and shall permit the Indemnifying Party to assume the defense of any such lawsuit, claim or action; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, delayed or conditioned), and the Indemnified Party may participate in such defense at such party’s expense (including by retaining its own counsel at its own expense) and, upon reasonable request, will be apprised of all progress in any proceeding the defense of which has been assumed by the Indemnifying Party to the extent permitted by applicable Law; provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is materially and adversely impacted by the failure to give such notice. No Indemnifying Party, in the defense of any such lawsuit, claim or action shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such lawsuit, claim or action.

(d) If the indemnification required by this Section 5 from the Indemnifying Party is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect relative fault of the Indemnified and Indemnifying Parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Buyer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5(d).

(e) The obligations of Buyer and each Holder under this Section 5 shall survive the permitted transfer of any Registrable Securities by any Holder, the completion of any offering and sale or other disposition of Registrable Securities in the Registration Statement filed with the SEC pursuant to this Agreement, and the termination of this Agreement, until the expiration of any statute of limitations relating to the subject matter of this Section 5.

6. Limitation on Assignment of Registration Rights. The rights of each Holder under this Agreement may not be transferred or assigned by a Holder to any other Person unless such a transfer or assignment is (a) if Holder is a natural person, pursuant to (i) a transfer of Registrable Securities by will or intestate succession or (ii) a trust created for the benefit of Holder or his or her family members for estate planning purposes, (b) if Holder is not a natural person, to such Holder’s partners, members, stockholders or subsidiaries, or (c) with the prior written consent of Buyer. Prior to a permitted transfer of rights under this Agreement, Holder must furnish Buyer with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument, in form and substance reasonably satisfactory to Buyer, by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of rights under this Agreement shall be permitted if, immediately following such transfer, the offer and sale or other disposition of Registrable Securities by the transferee is not restricted under the Securities Act.

7. Information by Holder. Any Holder of Registrable Securities to be included in the Registration Statement shall furnish to Buyer such information regarding such Holder, the Registrable Securities held by such Holder and the offer and sale or other distribution proposed by such Holder as may be required in connection with any registration or qualification of Registerable Securities contemplated by this Agreement, under applicable Law in order to permit Buyer to comply with all applicable requirements of the Securities Act and the Exchange Act in connection with the registration of all Registrable Securities of such Holder under the Securities Act, and/or as Buyer may reasonably request.

8. Reporting. Subject to Section 2 of this Agreement, during the term of this Agreement, Buyer shall use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act.

9. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

10. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable Law and regulation, from and after the Closing, Buyer may satisfy any obligation hereunder to file a registration statement or to have a registration statement become effective by designating a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant registration statement for purposes of satisfying such obligation (including any existing shelf registration statement), and all references to any such obligation shall be construed accordingly; provided that such previously filed registration statement may be, and is, amended or, subject to applicable securities laws, supplemented to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders the Holders pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of the Registration Statement, by or at a specified time and Buyer has, in lieu of then filing the Registration Statement or having the Registration Statement become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes, in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement, as amended or supplemented in the manner contemplated by the immediately preceding sentence.

11. Rule 144 Requirements. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of Buyer to the public without registration, Buyer covenants that it will use its reasonable best efforts (a) to file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder, (b) if it is not required to file such reports, make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (c) take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time, or (ii) any other rules or regulations now existing or hereafter adopted by the SEC.

12. Trading Limitation. If any Registrable Securities are sold by a Holder pursuant to Section 2, the amount of Registrable Securities sold by such Holder on any trading day shall not exceed 10% of the average daily reported volume of trading in Buyer Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the five trading days preceding the date of such sale of Registrable Securities by such Holder.

13. Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 11.1 of the Purchase Agreement and, if to a Holder, to such Holder’s address set forth opposite each such Holder’s name on such Holder’s signature page to the Purchase Agreement.

14. Amendment of this Agreement. This Agreement may be amended at any time by execution of an instrument in writing signed by duly authorized representatives of Buyer and the Holder Representative, respectively.

15. Governing Law. This Agreement, and all actions, claims, matters, proceedings or counterclaims (whether based on contract, tort, or otherwise) arising out of, relating to, or be in connection with this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement hereof (the “Relevant Matter”), shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

16. Dispute Resolution. The parties hereto irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or proceeding, of the United States District Court for the District of Delaware over any suit, action or proceeding arising out of or relating to this Agreement, the fullest extent that they may effectively do so under applicable Law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such legal proceeding brought in any such court and any claim that any such legal proceeding brought in any such court has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such legal proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 11.1 of the Purchase Agreement.

17. Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER.

18. Entire Agreement. This Agreement and the documents and instruments and other agreements specifically referred to herein, including the Purchase Agreement, or delivered pursuant hereto (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.

19. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

20. Successors and Assigns. Subject to the provisions of Section 6, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

21. Specific Performance and Other Remedies.

(a) The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, any Holder or the Holder Representative of any covenant, obligation or other agreement set forth in this Agreement or any Related Agreement, as the case may be, (i) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to an Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such Order or injunction or in connection with any related action or legal proceeding.

(b) Any and all remedies herein expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

22. Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

23. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

24. Termination. This Agreement shall terminate and cease to be of any force and at such time as each Holder is eligible to sell all Registrable Securities under Rule 144 of the Securities Act without any limitation as to volume or manner of sale. For clarity, the obligations under Section 5 and Sections 11 through this Section 24 will survive any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IONQ, INC.

By:	/s/ Paul T. Dacier
Name: Paul T. Dacier
Title: Chief Legal Officer and Corporate Secretary

[Signature Page to Registration Rights Agreement]

OXFORD SCIENCE ENTERPRISES PLC, as Holder Representative, for and on behalf of each Holder

By:	/s/ James Wilkinson
Name: James Wilkinson
Title: Director

[Signature Page to Registration Rights Agreement]